As filed with the Securities and Exchange Commission on January 17, 2006 Registration No. 333-131057

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM S-8/A

(Amendment No. 1)

REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

CHORDIANT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	93-1051328
(State of incorporation)	(I.R.S. Employer Identification No.)

20400 Stevens Creek Blvd., Suite #400
Cupertino, CA    95014
 (Address of principal executive offices)

1999 Employee Stock Purchase Plan
1999 Non-Employee Directors' Stock Option Plan

2005 Equity Incentive Plan
 (Full title of the Plans)

Stephen Kelly
Chordiant Software, Inc.
Chief Executive Officer
20400 Stevens Creek Blvd., Suite #400
Cupertino, CA 95014
(408) 517-6100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Nancy H. Wojtas, Esq.
Cooley Godward LLP
3000 El Camino Real
Palo Alto, California 94036
(650) 843-5000

INTRODUCTORY NOTE

The cover page has been changed to reflect the date of filing, January 17, 2006 rather than January 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 as amended and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on January 17, 2006.

Chordiant Software, Inc.

By:     /s/ Stephen Kelly

Stephen Kelly

Chief Executive Officer